Salient 3 Communications, Inc.

ROBERT J. JOHNSON
Senior Counsel

                                                      June 3, 1998

Salient 3 Communications, Inc.
P.O. Box 1498
Reading, PA 19603

         Re: Registration Statement on Form S-8
             Long Term Incentive Plan
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Gentlemen:

Reference is made to a Registration Statement on Form S-8 of Salient 3 Communications, Inc. (the "Company") which is being filed with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

The Registration Statement covers 600,000 shares of the Company's Class A Common Stock, $1.00 par value per share, and 600,000 shares of the Company's Class B Common Stock, $1.00 par value per share (collectively, the "Shares"), which may be issued by the Company pursuant to the Company's Long Term Incentive Plan (the "Plan").

I have examined the Registration Statement, including the exhibits thereto, the Company's Articles of Incorporation, as amended, the Company's By-laws, the Plan and such other documents as I have deemed appropriate. In the foregoing examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the authenticity of all documents submitted to me as copies of originals.

Based upon the foregoing, I am of the opinion that the Shares, when issued and paid for in accordance with the terms of, and in accordance with, awards granted under the Plan, will be validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.


                                            Sincerely,


                                            /s/ Robert J. Johnson
                                                -------------------------------
                                                Robert J. Johnson, Esquire